Exhibit 99.3

Colonnade Acquisition Corp. Announces Extraordinary General Meeting Date to

Approve Proposed Business Combination with Ouster

Extraordinary general meeting of CLA shareholders to approve proposed business combination with

Ouster, Inc. to be held on March 9, 2021

WEST PALM BEACH, Florida – February 22, 2021 – Colonnade Acquisition Corp. (NYSE: CLA) (“CLA”) announced today that it has scheduled the extraordinary general meeting of its shareholders (the “extraordinary general meeting”) for March 9, 2021 at 10:00 a.m., Eastern time, to, among other things, approve the proposed business combination (the “Business Combination”) with Ouster, Inc. (“Ouster”), a leading provider of high-resolution digital lidar sensors for industrial automation, robotics, smart infrastructure, and automotive industries. CLA also announced that is has filed its definitive proxy statement/prospectus for the extraordinary general meeting and has commenced mailing the definitive proxy statement/prospectus to its shareholders of record as of February 8, 2021, the record date for the extraordinary general meeting (the “record date”). The closing of the Business Combination is subject to approval by CLA’s shareholders and the satisfaction of other customary closing conditions and is expected to close as soon as practicable following the extraordinary general meeting.

Upon closing of the Business Combination, the combined company will change its name to “Ouster, Inc.”, and is expected to remain listed on the NYSE under the ticker symbol “OUST”.

Following completion of the Business Combination, Ouster will retain its experienced management team. Co-Founder Angus Pacala will continue to serve as CEO, co-founder Mark Frichtl will continue as CTO, and Anna Brunelle will continue to serve as CFO. Remy Trafelet will continue to serve on the Ouster board of directors following the closing of the Business Combination.

About Colonnade Acquisition Corp.

Colonnade Acquisition Corp. (NYSE: CLA) is a special purpose acquisition company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Colonnade consummated its initial public offering on the NYSE in August 2020. For more information, please visit claacq.com.

About Ouster

Ouster invented its digital lidar in 2015 and is a leading manufacturer of high-resolution digital lidar sensors used throughout the industrial automation, smart infrastructure, robotics, and automotive industries. Ouster’s sensors are reliable, compact, affordable and highly customizable, laying the foundation for digital lidar ubiquity across endless applications and industries. Already hundreds of customers have incorporated Ouster lidar sensors in current products or those in development for imminent commercial release. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Additional Information and Where to Find It

This document relates to the proposed Business Combination between CLA and Ouster. This document does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. In connection with the proposed Business Combination, CLA filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2020, which included a proxy statement/prospectus of CLA. CLA’s shareholders, Ouster’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials contain important information about Ouster, CLA and the Business Combination. The definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination have been mailed to stockholders of Ouster and shareholders of CLA as of the record date for voting on the proposed Business Combination. CLA shareholders and Ouster stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov, or by directing a request to CLA’s secretary at 1400 Centrepark Blvd, Suite 810, West Palm Beach, FL 33401, (561) 712-7860.

Participants in the Solicitation

CLA and its directors and executive officers may be deemed participants in the solicitation of proxies from CLA’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in CLA is contained in CLA’s definitive proxy statement/prospectus filed with the SEC on February 18, 2021, which is available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of CLA’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Ouster and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of CLA in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is contained in CLA’s definitive proxy statement/prospectus filed with the SEC on February 18, 2021, which is available free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of the Business Combination and the products and services offered by Ouster. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, (ii) the risk that the Business Combination may not be completed by CLA’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CLA, (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the agreement and plan of merger by the shareholders of CLA and Ouster, the satisfaction of the minimum trust account amount following redemptions by CLA’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger, (vi) the effect of the announcement or pendency of the Business Combination on Ouster’s business relationships, performance and business generally, (vii) the ability to implement business plans, forecasts and other expectations after the completion of the proposed Business Combination and (viii) the risk of downturns in the highly competitive lidar technology and related industries. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of CLA’s definitive proxy statement/prospectus discussed above and other documents filed by CLA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ouster and CLA assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Ouster nor CLA gives any assurance that either Ouster or CLA will achieve its expectations.

Contacts

For Colonnade

Michael Callahan / Tom Cook / Jed Hamilton

ColonnadePR@icrinc.com

For Ouster

Erica Bartsch / Nevin Reilly / Alex Kovtun

Sloane-Ouster@sloanepr.com

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